Exhibit 99.2

THIS NOTICE WILL ENABLE YOU TO ACCESS MATERIALS FOR INFORMATIONAL PURPOSES ONLY Important Notice Regarding the Availability of Materials You are receiving this communication because you hold common stock in iStar Inc. (“iStar”). iStar has released informational materials regarding the separation of its wholly-owned subsidiary, Star Holdings, that are now available for your review. The materials consist of the Information Statement, including any supplements that Star Holdings has prepared in connection with the separation. This notice provides instructions on how to access these materials for informational purposes only. It is not a form for voting and iStar is not soliciting your proxy in connection with the separation. This notice presents only an overview of materials, which contain important information and are available, free of charge, on the Internet or by mail. We encourage you to access and closely review these materials. To effect the separation, iStar will distribute 100% of Star Holdings’ common shares of beneficial interest on a pro rata basis to the holders of iStar common stock. Immediately following the distribution, which will be effective as of the date and time referenced in the Information Statement, Star Holdings will be an independent, publicly traded company. You may view the materials online at www.envisionreports.com/STARINFO and easily request a paper or e-mail copy (see below). See the below for instructions on how to access materials. Materials Available to VIEW or RECEIVE: www.envisionreports.com/STARINFO How to View Online: Visit. www.envisionreports.com/STARINFO How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these materials, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.envisionreports.com/STARINFO 2) BY TELEPHONE: 1-800-317-4445 3) BY E-MAIL*: web.queries@computershare.com * If requesting materials by e-mail, please include your name and address in the body of the email with “STAR Information Statement” in the subject line. Requests, instructions, and other inquiries sent to this e-mail address will NOT be forwarded your investment advisor. Access the Information Statement SCAN this QR code with your smartphone camera or visit www.envisionreports.com/STARINFO 03SJ9B MMMMMMMMMMMM MMMMMMMMM ADAM SAMPLE 1234 S. ILLINOIS ST. APT 123 LYNN MA 01901 000001